UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported)   March 2, 2007

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

Build-A-Bear Workshop, Inc. (the “Company”) has been advised that Barney Ebsworth, Director Emeritus, entered into a Rule 10b5-1 trading plan (the “Plan”) to sell shares of the Company’s common stock.

Shares may be sold beginning April 5, 2007 (more than thirty days after the execution date of the Plan) and terminates March 28, 2008 unless all of the shares under the Plan have been sold as of an earlier date or unless otherwise earlier terminated in accordance with the terms of the Plan. The Plan provides that the shares would be sold in three consecutive tranches, as follows: 650,000 shares at prices no less than $30.00 per share; 650,000 shares at prices no less than $31.00 per share, and finally 642,691 shares at prices no less than $32.00 per share. Sales under the Plan may not exceed 15% of the daily volume of the Company’s stock. Mr. Ebsworth will have no control over the timing of any sales under the Plan and there can be no assurance that the shares covered by the Plan actually will be sold. Mr. Ebsworth entered into the Plan in order to diversify his respective financial holdings.

Barney Ebsworth, 72, was initially elected to our Board of Directors pursuant to the terms of a stockholders’ agreement which terminated upon the closing of the Company’s initial public offering in 2004. Mr. Ebsworth has served on our Board of Directors since our conversion to a corporation in April 2000, and he served on an advisory board to our predecessor entity prior to that time. Mr. Ebsworth is the founder, Chairman, President and CEO of Windsor, Inc., formed in 1979 for the purpose of providing financing for venture capital, real estate and other investments. Mr. Ebsworth was the founder, Chairman, President and CEO of INTRAV, a general agency formed in 1959 for the purpose of selling travel to individuals and businesses, until the company was sold in 1999.

The Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell a specified number of shares of a company stock over a set period of time. The specified number of shares sold may be determined pursuant to a formula or may be at the discretion of a third party, so long as such person is not aware of material non-public information. Among other things, the Company’s insider trading policy allows insiders to implement a written trading plan provided such person is not in possession of material non-public information about the Company at the time the plan is entered into, consistent with Rule 10b5-1. The Plan was established during an “open window” under the Company’s insider trading policy.

Except as may be required by law, the Company does not undertake to report written trading plans established by other Company officers or directors, nor to report modifications, terminations, transactions or other activities under the Plan or the plan of any other officer or director.

Actual sales made pursuant to the Plan will be disclosed publicly through Form 144 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: March 2, 2007	By:	/s/ Tina Klocke
Name: Tina Klocke
Title: Chief Financial Bear, Secretary and Treasurer

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